Exhibit 99.1

Contact:	Flow Investor Relations
253-813-3286

FLOW COMPLETES KOREA INVESTIGATION AND

SCHEDULES CONFERENCE CALL

KENT, Wash., March 29, 2007 – Flow International Corporation (Nasdaq: FLOW), the world’s leading developer and manufacturer of industrial waterjet machines used for cutting and cleaning applications around the world, announced that it has completed its investigation into irregularities at its small Korean operation and is filing its Form 10-Q with the Securities and Exchange Commission for the quarter ending January 31, 2007, bringing the Company back into compliance with NASDAQ’s listing criteria. In addition, the Company is filing an amended Form 10-K/A for the fiscal year ended April 30, 2006, as well as amended Form 10-Qs for the quarters ended July 31 and October 31, 2006.

Flow has scheduled a conference call to discuss results for the third fiscal 2007 quarter on Friday, March 30 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time). The conference call may be heard by dialing +1-303-262-2130. A 48-hour replay will be available following the call by dialing 1-303-590-3000; the replay passcode is 11087441. A live audio Webcast of the conference call may be found in the investor section at www.flowcorp.com. A Webcast replay of the call will also be available for two weeks.

About Flow International

Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet cutting technology to industries including automotive, aerospace, job shop, surface preparation, and more. For more information, visit http://www.flowcorp.com.

This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the Flow International Corporation Form 10-K/A Report filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.